UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 5, 2015

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01083	61-173588
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 415-6500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 5, 2015, the sole stockholder of Business Development Corporation of America II (the “Company”), AR Capital, LLC (the “Sole Stockholder”), executed a written consent in lieu of an annual stockholder meeting for 2015 to elect the following individuals as directors to serve until the annual stockholder meeting in 2016 and until their successors have been duly elected and qualified. The following individuals constituted all of the nominees that were recommended for nomination by the nominating and corporate governance committee of the Company’s board of directors (the “Board”) and nominated by the Board for submission to the Sole Stockholder.

Nominee	Position
Peter M. Budko	Interested Director, Chairman of the Board
William M. Kahane	Interested Director
Leslie D. Michelson	Disinterested Director
Randolph C. Read	Disinterested Director
Edward G. Rendell	Disinterested Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA II

Date:	May 6, 2015	By:	/s/ Peter M. Budko
Peter M. Budko
Chief Executive Officer, President and Chairman of the Board of Directors